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                                                                   EXHIBIT 10.3



                                    GUARANTEE


TO:    Spar Aerospace Limited
       ("Spar")

WHEREAS MacDonald Dettwiler and Associates Ltd. (the "Purchaser") has entered into an asset purchase agreement with Spar dated March 18, 1999, as amended, (the "Agreement") respecting the purchase by the Purchaser of all of the assets, property and undertaking of the Business for the Purchase Price payable as provided in the Agreement;

AND WHEREAS the Vendor, the Purchaser, MacDonald Dettwiler Space and Advanced Robotics Ltd. ("MDSAR"), and MacDonald Dettwiler Technologies Inc. have entered into a Consent to Assignment and Assumption Agreement dated May 7 , 1999.

AND WHEREAS the Purchase Price is to be satisfied in part by the delivery of the promissory note attached as Schedule A hereto (the "Note") guaranteed by Orbital Sciences Corporation and MacDonald, Dettwiler and Associates Ltd. (the "Guarantors");

AND WHEREAS MDSAR is a wholly owned subsidiary of the Guarantors;

AND WHEREAS unless otherwise defined herein capitalized terms shall have the meaning set out on the Agreement;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantors, the Guarantors hereby agree and covenant as follows:

1. Each of the Guarantors hereby unconditionally and irrevocably guarantees to Spar the payment by MDSAR of its obligations, indebtedness and liabilities under the Note in accordance with its terms (collectively the "Indebtedness").

2. The obligations of the Guarantors under this guarantee are joint and several.

3.          The Guarantors represent and warrant to Spar that:

            (a)               Incorporation - Orbital Sciences Corporation is a
                        corporation duly incorporated and validly existing under the Laws of Delaware and has all necessary corporate power, authority and capacity to own its property and to carry on the Business. The Purchaser is a corporation duly incorporated and validly existing under the Laws of Canada and has all necessary corporate power, authority and capacity to own its property and to carry on the Business.

            (b) Due Authorization - Each of the Guarantors has all necessary corporate power, authority and capacity to enter into this Guarantee and to carry out its obligations under this Guarantee. The execution and delivery of this Guarantee, the



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                        consummation of the transactions contemplated under this
                        Guarantee and the performance of the Guarantors' obligations hereunder have been duly authorized by all necessary corporate action on the part of the Guarantors.

            (c) Enforceability of Obligations - This Guarantee constitutes a valid and binding obligation of the Guarantors enforceable against them in accordance with its terms.

            (d) Absence of Conflicting Agreements - The Guarantors are not a party to, bound or affected by or subject to any contract, indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, licence, permit or Law which would be violated, contravened or breached by, or under which any default would occur or a claim, restriction or Encumbrance would be created as a result of the execution and delivery by them of this Guarantee or the performance by them of any of their obligations provided for under of this Guarantee.

            (e) Availability of Funds - Each of the Guarantors has or will have the funds required to perform its obligations under this Guarantee.

4. This guarantee shall be a continuing guarantee and shall secure the Indebtedness. This guarantee shall not be discharged, determined or affected or Spar's rights under this guarantee prejudiced by loss or diminution of capacity of, or by the bankruptcy, insolvency or dissolution of, MDSAR or by the loss or diminution of capacity of, or by the bankruptcy, insolvency or dissolution of, either or both of the Guarantors or any person or persons who shall execute this guarantee or who is or are or shall become responsible in any way for the Indebtedness or any part thereof.

5. The obligations under this guarantee are independent of the obligations of MDSAR, and a separate action or actions may be brought against the either or both of the Guarantors whether or not action is brought against MDSAR and whether or not MDSAR or the other Guarantor is joined in any such action or actions.

6. Spar shall not be bound to exhaust its recourse against MDSAR, either Guarantor or others or any securities (which word as used herein includes other guarantees) it may at any time hold, nor to value such securities, before requiring or being entitled to payment from the Guarantors under this guarantee. Each of the Guarantors renounce all benefits of discussion and division and waives any right to require Spar to proceed against MDSAR or the other Guarantor.

7. The Guarantors hereby authorize Spar, without obtaining the consent of or giving notice or demand to the Guarantors and without affecting the liability of the Guarantors under this guarantee, from time to time, to grant to MDSAR or the Guarantors time, renewals, extensions, releases, discharges or any other indulgences and to compound with all or any of such persons as Spar shall see fit, all without in any way prejudicing or affecting any


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            of Spar's rights under this guarantee or in any way limiting or lessening the liability of the Guarantors under this guarantee.

8. The Guarantors hereby waive presentment, demand, protest, notice of dishonour, notice of protest, notice of non-payment, notice of acceptance of this guarantee and any other notice required to be given by law to any guarantor in connection with the delivery, acceptance, performance, default or enforcement of this guarantee.

9. This guarantee is in addition to and not in substitution for any other guarantee or any other security, by whomsoever given, at any time held by Spar.

10. The liability of each of the Guarantors to make payment under this guarantee shall arise forthwith after demand for payment has been made in writing on such Guarantor. The liability of each of the Guarantors shall be as principal debtor in respect of the payment of the Indebtedness.

11. If, pursuant to the judgment or order of any court or in accordance with the provisions of applicable law, any amount due or payable hereunder in Canadian Dollars is paid in U.S. Dollars, such payment shall discharge or satisfy the obligation of the Guarantors to pay such amount in Canadian Dollars only to the extent of the amount of Canadian Dollars that Spar, in accordance with normal baking procedures of Spar's usual bank, can purchase in the Toronto foreign exchange market on the date of such payment with the amount of such payment in U.S. Dollars after payment of any premium or costs of exchange. The Guarantors shall, as a separate and independent obligation, which shall not be merged in any such judgment or order or extinguished by any such payment in U.S. Dollars, pay or cause to be paid such obligations in Canadian Dollars not so discharged and satisfied in accordance with the foregoing and indemnify and save Spar harmless against any losses or damages arising as a result of any such amount being paid in U.S. Dollars. (For the purposes of this guarantee "U.S. Dollars" means the lawful money of the United States of America and "Canadian Dollars" means the lawful money of Canada.)

12. All payments to be made by the Guarantors are to be made without set-off, compensation or counterclaim, free and clear of and without deduction for or on account of any tax, including but not limited to withholding taxes, except if such deduction is required by law or by the administration thereof. If any tax is deducted or withheld from any payments, the Guarantors shall promptly remit to Spar in the currency in which such payment was made, the equivalent of the amount of tax so deducted or withheld together with the relevant receipt issued by the taxing or other receiving authority. If the Guarantors are prevented by operation of law or otherwise from paying, causing to be paid or remitting such tax amounts payable hereunder, such payments will be increased by such amounts as are necessary to yield and remit to Spar the gross amounts payable hereunder together with interest at the rates specified in this guarantee after provision for payment of such tax.



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13.         No modification or waiver of or amendment to this guarantee shall be valid or binding unless set forth in writing and duly executed by the Guarantors and Spar.

14. Time shall be of the essence of this guarantee and of each and every part hereof.

15. Every notice, consent, demand and other communication in connection with this Guarantee and all legal process in regard hereto (a "notice") shall be validly given, made or served if in writing and delivered to, or sent via facsimile or other similar form of recorded communication if to the Guarantors at:

                       Orbital Sciences Corporation
                       21700 Atlantic Blvd.
                       Dulles, VA 20166
                       USA

                       Attention:  Susan Herlick
                       -------------------------

                       Fax:                    (703) 406-5572

                       MacDonald, Dettwiler and Associates Ltd.
                       13800 Commerce Parkway
                       Richmond, B.C.
                       V6V 2J3

                       Attention:  Anil Wirasekara
                       ---------------------------

                       Fax:                    (604) 278-1837

            and if to Spar at:

                       Spar Aerospace Limited
                       Suite 2100
                       121 King Street West
                       Toronto, Ontario
                       M5H 4C2

                       Attention: Vice President, General Counsel and Secretary
                       --------------------------------------------------------

                       Fax:                    (416) 682-7631

or to such other address, number or person as the Guarantors or Spar, as applicable, may from time to time designate by notice.

16. This Guarantee shall be governed by and construed in accordance with the laws of the Province of Ontario and the Guarantors agree that any legal suit, action or proceeding arising out of or relating to this Guarantee may be instituted in the courts of the Province



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            of Ontario and the Guarantors hereby accept and irrevocably submit to the non-exclusive jurisdiction of the said courts and acknowledges such courts' competence and agrees to be bound by any judgment thereof.

17. In this Guarantee words importing number shall include the singular and the plural.

18. This Guarantee shall extend to and enure to the benefit of the successors and assigns of Spar, and shall be binding upon the Guarantors and their respective successors and permitted assigns.

19. This Guarantee may be executed by the parties in counterpart, by the parties in separate counterparts and by means of facsimile signature. Each counterpart when so executed and delivered as an original or facsimile thereof shall be an original, but all counterparts shall together constitute one and the same instrument.


IN WITNESS WHEREOF the undersigned have executed and delivered this Guarantee as of the 7 day of May, 1999.


                                 ORBITAL SCIENCES CORPORATION


                                 Per:   [signed by Jeffrey V. Pirone]
                                        -----------------------------
                                 Name:  Jeffrey V. Pirone
                                 Title: Executive Vice President, Chief
                                        Financial Officer


                                 MACDONALD, DETTWILER AND ASSOCIATES LTD.


                                 Per:   [signed by Anil Wirasekara]
                                        ---------------------------
                                 Name:  Anil Wirasekara
                                 Title: CFO